            As filed with the Securities and Exchange Commission on
                                April 6, 2001.

                                         Registration Statement No. 333-45412
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                       _________________________________


                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          __________________________

                         OPINION RESEARCH CORPORATION
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              (Exact name of issuer as specified in its charter)

        DELAWARE                                    22-3118960
--------------------------------------------------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

23 ORCHARD ROAD, SKILLMAN, NEW JERSEY                   08558
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)              (Zip Code)


                         OPINION RESEARCH CORPORATION
                         EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------
                           (Full Title of the Plan)

                               Mr. John F. Short
         Chairman of the Board, President and Chief Executive Officer
                         Opinion Research Corporation
                                23 Orchard Road
                        Skillman, New Jersey 08558
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 (908) 281-5100
--------------------------------------------------------------------------------

          (Telephone number, including area code, of agent for service)

                                  Copies to:
                             David Gitlin, Esquire
                    Wolf, Block, Schorr and Solis-Cohen LLP
                         1650 Arch Street - 22nd Floor
                            Philadelphia, PA 19103
                                (215) 977-2000

                               EXPLANATORY NOTE

               Upon its effectiveness on September 8, 2000, the Registration Statement of Opinion Research Corporation (the "Company") on Form S-8, Registration No. 333-45412 (the "Registration Statement"), registered 1,000,000 shares of common stock of the Company, par value $.01 per share ("Common Stock"), for issuance under the Opinion Research Corporation Employee Stock Purchase Plan (the "Plan").

               The Board of Directors of the Company has determined to amend the Plan to reduce the number of shares of Common Stock that may be issued under the Plan from 1,000,000 shares to 500,000 shares and to post-effectively amend the Registration Statement to reduce the number of shares of Common Stock covered by the Registration Statement from 1,000,000 shares to 500,000 shares. Accordingly, by this Post-Effective Amendment No. 1 to the Registration Statement, the Company hereby withdraws from registration 500,000 of the unsold shares of Common Stock covered by the Registration Statement, which Registration Statement, as hereby amended, shall remain effective as to the balance of the unsold shares covered thereby.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.
-------        ---------------------------------------

               The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act") by Opinion Research Corporation (the "registrant") are incorporated by reference in this registration statement:

               (a) the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

               (b) the description of the registrant's common stock contained in its Form 8-A Registration Statement filed with the Commission on October 6, 1993 under Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description;

               (c) the description of the registrant's preferred stock purchase rights contained in its Form 8-A Registration Statement filed with Commission on September 27, 1996, and any amendments or reports filed for the purpose of updating such description; and

               (d) all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


Item 4.        Description of Securities.
------         -------------------------

               Not applicable.


Item 5.        Interests of Named Experts and Counsel.
------         --------------------------------------

               Not applicable.


Item 6.        Indemnification of Directors and Officers.
------         -----------------------------------------

               Under Section 145 of the Delaware General Corporation Law, as amended, the registrant has the power to indemnify directors and officers under certain prescribed circumstances (including when ordered by a court and when authorized by a majority of disinterested directors, by independent legal counsel who is properly directed to make such a determination or by stockholders) and subject to certain limitations (including situations in which, unless otherwise determined by the proper court, such officer or director is adjudged liable to the registrant), against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any such person is a party by reason of being a director or officer of the registrant, if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions, including consideration of whether such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the registrant's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

               Pursuant to Article 11 of the registrant's Restated Certificate of Incorporation, the directors of the registrant shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the Delaware General Corporation Law. Further, no director of the registrant shall be liable to the registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of said Article 11 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the registrant existing at the time of such repeal or modification.

               Section 7-1 of the registrant's By-laws provides indemnification to directors and officers of the registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them, to the fullest extent now or hereafter permitted by law in connection with and including, but not limited to, those instances in which such indemnification, although greater in scope or degree than that expressly provided by Section 145 of the DGCL, as deemed by a majority of a quorum of disinterested directors (which may consist of only one director if there is only one independent director) or by independent legal counsel, after due investigation, to be in the best interests of the registrant, with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him or her by reason of his or her performance as a director or officer of the registrant, its parent or any of its subsidiaries, or in any other capacity on behalf of the registrant, its parent or any of its subsidiaries.
Section 7-1 of the registrant's By-laws also permits the board of directors by resolution, adopted in each specific instance, to similarly indemnify any person other than a director or officer of the registrant for liabilities incurred by him or her in connection with services rendered by him or her for or at the request of the registrant, its parent or any of its subsidiaries. The provisions of said Section 7-1 are applicable to all actions, suits or proceedings commenced after the adoption of Section 7-1, whether such arise out of acts or omissions that occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be a director or officer of the registrant or to render services for or at the request of the registrant or, as the case may be, its parent or subsidiaries, and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for in said Section 7-1 are not to be deemed exclusive of any other rights to which any director or officer of the registrant may be entitled under the By-laws, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such director or officer's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               Section 7-2 of the By-laws provides that expenses (including attorneys' fees) incurred by any officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding, whether threatened, pending or completed, may be paid by the registrant in advance of the final disposition of such action, suit or proceeding as authorized by the registrant's board of directors in the specific case upon receipt of an undertaking, by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the registrant as authorized by law.

               Section 7-3 of the By-laws further permits the registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the registrant would have the power to indemnify him or her against such liability under law.


Item 7.        Exemption from Registration Claimed.
------         -----------------------------------

               Not Applicable.


Item 8.        Exhibits.
------         --------

4              Opinion Research Corporation Employee Stock Purchase Plan.*

4.1 Amendment Number One to the Opinion Research Corporation Employee Stock Purchase Plan.

5              Opinion of Wolf Block Schorr and Solis-Cohen LLP.*

23.1           Consent of Ernst & Young LLP, independent accountants.*

23.2           Consent of Wolf Block Schorr and Solis-Cohen LLP (contained in
               Exhibit 5).*

24             Power of Attorney.*

*Previously filed.


Item 9.        Undertakings.
------         ------------

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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

                    (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of 1933 (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Skillman, New Jersey, on the 6th day of April, 2001.

                                              OPINION RESEARCH CORPORATION


                                              By: /s/ John F. Short
                                                 -------------------------------
                                                 John F. Short, Chairman
                                                 of the Board, President and
                                                 Chief Executive Officer

                                 Exhibit Index

Exhibit                                                                Manner of Filing
-------                                                                ----------------
4       Opinion Research Corporation Employee Stock Purchase Plan.            *

4.1     Amendment Number One to the Opinion Research Corporation
        Employee Stock Purchase Plan.                                         **

5       Opinion of Wolf Block Schorr and Solis-Cohen LLP.                     *

23.1    Consent of Ernst & Young LLP, independent accountants.                *

23.2    Consent of Wolf Block Schorr and Solis-Cohen LLP
        (contained in Exhibit 5).                                             *

24      Power of Attorney.                                                    *

*   Previously filed.
**  Filed electronically herewith.